EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                        State (Country) of
Name under which Subsidiary does Business               Incorporation

     The Affinity Group, Inc.                           Colorado
     Agio Insurance Agency, Inc.                        Montana
     Aspen Investment Alliance, Inc.                    Colorado
     BHC Investments, Inc.                              Delaware
     BHC Trading Corporation                            Delaware
     BHCM Insurance Agency, Inc.                        Delaware
     Data-Link Systems, LLC                             Wisconsin
     F.T. Agency, Inc.                                  Ohio
     FCS Funding, Inc.                                  Colorado
     First Trust Corporation                            Colorado
     Fiserv (ASPAC) Pte. Ltd.                           Singapore
     Fiserv (Europe) Ltd.                               England
     Fiserv Australia Pty. Limited                      Australia
     Fiserv BP, Inc.                                    Wisconsin
     Fiserv BPI, Inc.                                   Texas
     FIserv CIR, Inc.                                   Delaware
     Fiserv Clearing, Inc.                              Delaware
     Fiserv Correspondent Services, Inc.                Colorado
     FIserv Federal Systems, Inc.                       Delaware
     FIserv Fresno, Inc.                                California
     Fiserv Insurance Agency of Alabama, Inc.           Alabama
     Fiserv Investor Services, Inc.                     Delaware
     Fiserv International (Barbados) Limited            Barbados
     Fiserv LeMans, Inc.                                Pennsylvania
     Fiserv Mercosur, Inc.                              Delaware
     Fiserv Polska Sp. z o.o                            Poland
     Fiserv Securities, Inc.                            Delaware
     Fiserv Solutions of Canada Inc.                    Ontario
     Fiserv Solutions, Inc.                             Wisconsin
     The Freedom Group, Inc.                            Iowa
     Humanic Design Corporation                         New Jersey
     Information Technology, Inc.                       Nebraska
     Investment Consulting Group, Inc.                  Colorado
     ITI of Nebraska, Inc.                              Nebraska
     Life Instructors, Inc.                             New Jersey
     Lincoln Trust Company                              Colorado
     National Flood Services, Inc.                      Montana
     Patterson Press, Inc.                              Tennessee
     Precision Direct, Inc.                             Washington
     PT Fiserv Indonesia                                Indonesia
     Specialty Insurance Software                       California
     Specialty Software Service, Inc.                   California

                                                        State (Country) of
Name under which Subsidiary does Business               Incorporation

     Tower Agency, Inc.                                 Ohio
     TradeStar Investments, Inc.                        Delaware
     Trust Industrial Bank                              Colorado
     USERS Incorporated                                 Maryland
     WUB2 Management Company                            Colorado
     WUB3 Capital Management, Inc.                      Colorado
     XP Systems Corporation                             Minnesota